Exhibit 99.1

Black Hawk Acquisition Corporation Welcomes Mr. Jonathan Ginsberg to Board

Danville, CA., April 23, 2024 -- Black Hawk Acquisition Corporation (NASDAQ: BKHAU, the "Company") announced today the appointment of Mr. Jonathan Ginsberg, age 33, to serve as a director of the Company and its Chief Operating Officer.

Mr. Ginsberg has experience in international trade, education and investment. His diverse background in leadership roles, especially as President of BEEC Inc (BEEC), positions him as a valuable asset to Company’s board with no disclosed conflicts of interest or familial ties to current board members.

About Black Hawk Acquisition Corporation

Black Hawk Acquisition Corporation is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact

Kent Kaufman

Chief Executive Officer

Email: kent@bhspac.com

Tel: (925) 217-4482

Jonathan Ginsberg

Head of Investor Relations

Email: info@bhspac.com

Tel: (203) 520-7122